EXHIBIT 99.1

II-VI Incorporated Reports Q1 Fiscal 2019 Results

  Revenues Increased 20% Compared to Q1FY18
  GAAP EPS of $0.40 Increased 25%; Adjusted EPS of $0.56 Increased 12% Compared to Q1FY18
  Operating income increased 25% compared to Q1FY18, 23% on an adjusted basis

PITTSBURGH, Nov. 01, 2018 (GLOBE NEWSWIRE) -- II-VI Incorporated (Nasdaq:IIVI) ("II-VI" or the "Company") today reported results for its fiscal first quarter ended September 30, 2018.

“We delivered a solid first quarter, and ended with a record order backlog. Compared to Q1FY18, the communications end market clearly remains strong for II-VI, growing 20% year over year, our military business grew 30%, our industrial end market revenue grew 10%, and demand for 3D sensing exceeded our expectations with shipments growing over 200%. Sales of SiC substrates grew more than 50%, and our increases in scale of SiC manufacturing positions us well to capture longer term opportunities as 5G and Electric Vehicles ramp,” said Dr. Vincent D. Mattera, Jr.  “We recently issued a press release announcing our strategic collaboration with the market leader in GaN RF devices, Sumitomo Electric Device Innovations, Inc. to manufacture state-of-the-art GaN on SiC devices to enable next generation wireless networks as part of our investment in an optoelectronic materials and device platform. We continue to deepen our engagements with large and strategic customers across all end markets. We expect to deliver continued strong operating performance in fiscal Q2 2019, even as we continue to make strategic investments and scale our operations to meet accelerating customers’ demands.”

Table 1
$ Millions, except per share amounts
(Unaudited)

				% Increase
	Three Months Ended			(Decrease) from

	Sept 30,	June 30,	Sept 30,	June 30,	Sept 30,
	2018	2018	2017	2018	2017

Revenues	$314.4	$321.1	$261.5	(2%)	20%

Operating income	$37.2	$38.2	$29.8	(3%)	25%
Adjusted operating income (1)	$39.1	$38.2	$31.8	2%	23%

Net earnings	$26.1	$27.2	$21.1	(4%)	24%
Adjusted net earnings (1)	$37.0	$33.7	$32.6	10%	13%

Diluted earnings per share	$0.40	$0.42	$0.32	(5%)	25%
Adjusted diluted earnings per share (1)	$0.56	$0.52	$0.50	8%	12%

The Company’s adjusted net earnings in Q1FY19 excludes the following items: share-based compensation of $5.3 million, amortization expense of $3.7 million and certain one-time transaction expense of $1.9 million. Details by financial statement caption are found on Table 7.

Other Selected Financial Metrics
Book to Bill (2)	1.04	1.03	0.96
Gross margin	39.4%	39.7%	40.5%	(30 bps)	(110 bps)
Operating margin	11.8%	11.9%	11.4%	(10 bps)	40 bps
Adjusted operating margin (1)	12.4%	11.9%	12.2%	50 bps	20 bps
Return on sales	8.3%	8.5%	8.1%	(20 bps)	20 bps
Adjusted return on sales (1)	11.8%	10.5%	12.5%	130 bps	(70 bps)
(1) Excludes certain non-GAAP adjustments for share-based compensation, acquired amortization expense, certain one-time transaction expense and the impact of the Tax Cuts and Jobs Act. See Table 7 for Reconciliation of Reported Earnings to Adjusted Net Earnings.
(2) Book to Bill is calculated by dividing orders the Company expects to convert to revenue within the next twelve months by revenues recognized during the period.

Outlook

The outlook for the second fiscal quarter ending December 31, 2018 is revenues of $333 million to $345 million and earnings per diluted share of $0.44 to $0.48 including $0.05 per share of one time costs and transaction costs for our transactions and collaborations recently announced. On an adjusted basis, earnings per diluted share is estimated at $0.65 to $0.69 which includes $0.10 for share based compensation, $0.06 for amortization expense, and $0.05 for one time and transaction costs, but excluding any refinements to the transition tax as the Company finalizes its implementation of the Tax Cuts and Jobs Act.  This is all at prevailing exchange rates.

Comparable results for the quarter ended December 31, 2017 were revenues of $281.5 million and diluted earnings per share of $0.15. The $0.15 diluted earnings per share for the quarter ended December 31, 2017 included $0.24 of expenses relating to the Tax Cuts and Jobs Act. As discussed in more detail below, actual results may differ from these forecasts due to various factors including, but not limited to, changes in product demand, competition and general economic conditions.

Segment Information

Operating income is defined as earnings before income taxes, interest expense and other expense or income, net.

Table 2
Segment Book to Bill, Revenues, Operating Income and Margins
$ Millions
(Unaudited)

	Three Months Ended			% Increase (Decrease) from

	Sept 30,	June 30,	Sept 30,	June 30,	Sept 30,
	2018	2018	2017	2018	2017
Book to Bill:
II-VI Laser Solutions	0.98	0.95	1.15
II-VI Photonics	1.09	1.17	0.74
II-VI Performance Products	1.04	0.90	1.13
Total Book to Bill	1.04	1.03	0.96

Revenues:
II-VI Laser Solutions	$106.2	$108.4	$87.9	(2%)	21%
II-VI Photonics	135.1	133.2	116.0	1%	16%
II-VI Performance Products	73.1	79.5	57.6	(8%)	27%
Total Revenues	$314.4	$321.1	$261.5	(2%)	20%

Operating Income:
Adjusted II-VI Laser Solutions	$12.3	$14.6	$4.7	(16%)	162%
Acquired business's one-time expenses	-	-	(2.0)	-	-
II-VI Laser Solutions	$12.3	$14.6	$2.7	(16%)	356%

Adjusted II-VI Photonics	17.8	14.1	20.1	26%	(11%)
Acquired business's one-time expenses	(1.9)	-	-	-	-
II-VI Photonics	$15.9	$14.1	$20.1	13%	(21%)

II-VI Performance Products	$9.0	$9.5	$7.0	(5%)	29%
Total Operating Income	$37.2	$38.2	$29.8	(3%)	25%

Adjusted Operating Income	$39.1	$38.2	$31.8	2%	23%

Operating Margin:
Adjusted II-VI Laser Solutions	11.6%	13.5%	5.3%	(190 bps)	630 bps
II-VI Laser Solutions	11.6%	13.5%	3.1%	(190 bps)	850 bps
Adjusted II-VI Photonics	13.2%	10.6%	17.3%	260 bps	(410 bps)
II-VI Photonics	11.8%	10.6%	17.3%	120 bps	(550 bps)
II-VI Performance Products	12.3%	11.9%	12.2%	40 bps	10 bps
Total Operating Margin	11.8%	11.9%	11.4%	(10 bps)	40 bps
Adjusted Operating Margin	12.4%	11.9%	12.2%	50 bps	20 bps

Table 3 is a reconciliation of Adjusted Operating Income reported in this press release to reported Net Earnings.

Table 3
Reconciliation of Operating Income to Net Earnings
$ Millions
(Unaudited)	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2018	2018	2017

Adjusted operating income	$39.1	$38.2	$31.8
Acquired business's one-time expenses	1.9	-	2.0
Operating income	$37.2	$38.2	$29.8
Interest expense	5.6	5.1	3.6
Other expense (income), net	(0.7)	(1.1)	(0.7)
Income taxes	6.2	7.0	5.8
Net Earnings	$26.1	$27.2	$21.1

Table 4 is a reconciliation of Operating Income reported in this press release to Adjusted EBITDA.

Table 4
Reconciliation of Operating Income to Adjusted EBITDA
$ Millions
(Unaudited)	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2018	2018	2017

Operating income	$37.2	$38.2	$29.8
Depreciation and amortization	22.2	22.7	18.9
Other income (expense), net	0.7	1.1	0.7
Acquired business's one-time expenses	1.9	-	2.0
Acquired depreciation and amortization	(0.2)	-	(1.0)
Adjusted EBITDA	$61.8	$62.0	$50.4

Table 5 is a reconciliation of EBITDA reported in this press release to reported Net Earnings.

Table 5
Reconciliation of EBITDA to Net Earnings
$ Millions
(Unaudited)	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2018	2018	2017

Adjusted EBITDA (5)	$61.8	$62.0	$50.4
Adjusted EBITDA margin	19.7%	19.3%	19.3%
Acquired business's one-time expenses	(1.9)	-	(2.0)
Acquired depreciation and amortization	0.2	-	1.0
EBITDA (3)	$60.1	$62.0	$49.4
EBITDA margin (4)	19.1%	19.3%	18.9%
Interest expense	$5.6	$5.1	$3.6
Depreciation and amortization	22.2	22.7	18.9
Income taxes	6.2	7.0	5.8
Net Earnings	$26.1	$27.2	$21.1
(3) EBITDA is defined as earnings before interest, income taxes, depreciation and amortization.
(4) EBITDA margin is defined as earnings before interest, incomes taxes, depreciation and amortization divided by revenues.
(5) Adjusted EBITDA excludes non-GAAP adjustments for certain one-time transaction expenses and acquired depreciation and amortization.

Table 6 is a table of other selected financial information.

Table 6
Other Selected Financial Information
$ Millions, except share information
(Unaudited)	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2018	2018	2017

Share-based compensation expense, pre-tax	$5.3	$4.4	$6.3
Cash paid for shares repurchased	$-	$-	$49.9
Shares repurchased	-	-	1,414,900

Webcast Information

The Company will host a conference call at 9:00 a.m. Eastern Time on Thursday, November 1, 2018 to discuss these results. The conference call will be broadcast live over the internet and can be accessed by all interested parties from the Company's website at www.ii-vi.com as well as at https://tinyurl.com/y94sze3f. A replay of the webcast will be available for two weeks following the call.

Use of Non-GAAP Financial Measures

The Company has disclosed financial measurements in this press release that present financial information considered to be non-GAAP financial measures. These measurements are not a substitute for GAAP measurements, although the Company's management uses these measurements as an aid in monitoring the Company's on-going financial performance. The adjusted non-GAAP net earnings and the adjusted non-GAAP earnings per share measure the earnings of the Company, excluding non-recurring or unusual items that are considered by the management to be outside the Company’s standard operation and excluding certain non-cash items. EBITDA is an adjusted non-GAAP financial measurement that is considered by management to be useful in measuring the profitability between companies within the industry by reflecting operating results of the Company excluding non-operating factors. There are limitations associated with the use of non-GAAP financial measures, including that such measures may not be entirely comparable to similarly titled measures used by other companies, due to potential differences among calculation methodologies. Thus, there can be no assurance that items excluded from the non-GAAP financial measures will not occur in the future, or that there could be cash costs associated with items excluded from the non-GAAP financial measures. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures. Investors should consider adjusted measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

About II-VI Incorporated

II-VI Incorporated, a global leader in engineered materials and optoelectronic components, is a vertically integrated manufacturing company that develops innovative products for diversified applications in the industrial, optical communications, military, life sciences, semiconductor equipment, and consumer markets. Headquartered in Saxonburg, Pennsylvania, the Company has research and development, manufacturing, sales, service, and distribution facilities worldwide. The Company produces a wide variety of application-specific photonic and electronic materials and components, and deploys them in various forms, including integrated with advanced software to enable our customers. For more information, please visit us at www.ii-vi.com.

Forward-looking Statements

This press release contains forward-looking statements relating to future events and expectations that are based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company's performance on a going-forward basis. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it in this release have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the risks relating to forward-looking statements and other "Risk Factors" discussed in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2018 and in the Company’s subsequent filings with the Securities and Exchange Commission; (iii) the purchasing patterns of customers and end-users; (iv) the timely release of new products, and acceptance of such new products by the market; (v) the introduction of new products by competitors and other competitive responses; (vi) the Company's ability to assimilate recently acquired businesses, and risks, costs and uncertainties associated with such acquisitions; (vii) our ability to achieve the anticipated benefits of capital investments that we make; (viii) the Company's ability to devise and execute strategies to respond to market conditions; and/or (ix) risks related to the recent U.S. tax legislation and the Company’s continuing analysis of its impact on the Company. The Company disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Earnings (Unaudited)
($000 except per share data)

	Three Months Ended
	September 30,	June 30,	September 30,
	2018	2018	2017
Revenues	$314,433	$321,075	$261,503

Costs, Expenses & Other Expense (Income)
Cost of goods sold	190,526	193,580	155,528
Internal research and development	33,171	33,346	25,574
Selling, general and administrative	53,523	55,924	50,624
Interest expense	5,584	5,049	3,645
Other expense (income), net	(713)	(1,031)	(767)
Total Costs, Expenses, & Other Expense (Income)	282,091	286,868	234,604

Earnings Before Income Taxes	32,342	34,207	26,899

Income Taxes	6,193	7,040	5,758

Net Earnings	$26,149	$27,167	$21,141

Diluted Earnings Per Share	$0.40	$0.42	$0.32

Basic Earnings Per Share	$0.41	$0.44	$0.34

Average Shares Outstanding - Diluted	66,158	65,158	65,283
Average Shares Outstanding - Basic	63,420	62,521	62,744

II-VI Incorporated and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
($000)

	September 30,	June 30,
	2018	2018
Assets
Current Assets
Cash and cash equivalents	$271,343	$247,038
Accounts receivable	229,134	215,032
Inventories	265,101	248,268
Prepaid and refundable income taxes	7,700	7,845
Prepaid and other current assets	44,081	43,654
Total Current Assets	817,359	761,837
Property, plant & equipment, net	541,519	524,890
Goodwill	298,308	270,678
Other intangible assets, net	137,270	125,069
Investments	75,289	69,215
Deferred income taxes	2,064	2,046
Other assets	8,834	7,926
Total Assets	$1,880,643	$1,761,661

Liabilities and Shareholders’ Equity
Current Liabilities
Current portion of long-term debt	$20,000	$20,000
Accounts payable	97,417	89,774
Accruals and other current liabilities	107,883	126,693
Total Current Liabilities	225,300	236,467
Long-term debt	517,144	419,013
Deferred income taxes	29,205	27,241
Other liabilities	65,406	54,629
Total Liabilities	837,055	737,350
Total Shareholders’ Equity	1,043,588	1,024,311
Total Liabilities and Shareholders’ Equity	$1,880,643	$1,761,661

II-VI Incorporated and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
($000)

	Three Months Ended
	September 30,
	2018	2017
Cash Flows from Operating Activities
Net cash provided by operating activities	$19,005	$12,383

Cash Flows from Investing Activities
Additions to property, plant & equipment	(35,902)	(37,426)
Purchases of businesses	(45,229)	(79,465)
Purchase of equity investment	(4,480)	-
Other investing activities	36	136
Net cash used in investing activities	(85,575)	(116,755)

Cash Flows from Financing Activities
Proceeds from issuance of 0.25% convertible senior notes due 2022	-	345,000
Proceeds from borrowings under Credit Facility	120,000	40,000
Payments on borrowings under Credit Facility	(25,000)	(257,000)
Payment on earnout consideration	(2,500)	-
Purchases of treasury stock	-	(49,875)
Proceeds from exercises of stock options	5,042	3,706
Payments in satisfaction of employees' minimum tax obligations	(4,570)	(3,608)
Debt issuance costs	-	(10,061)
Net cash provided by financing activities	92,972	68,162

Effect of exchange rate changes on cash and cash equivalents	(2,097)	5,607

Net increase (decrease) in cash and cash equivalents	24,305	(30,603)

Cash and Cash Equivalents at Beginning of Period	247,038	271,888
Cash and Cash Equivalents at End of Period	$271,343	$241,285

Table 7
II-VI Incorporated and Subsidiaries
Reconciliation of Selected Non-GAAP Financial Measurements
($ Millions, except per share amounts)

Reconciliation of Reported Net Earnings to Adjusted Net Earnings
(Unaudited)

	Three Months Ended

	Sept 30,	June 30,	Sept 30,
	2018	2018	2017

Reported Net Earnings	$26.1	$27.2	$21.1

Add back (deduct) special items:
Share-based compensation expense in COGS	1.0	0.6	1.0
Share-based compensation expense in SG&A	4.3	3.8	5.3
Amortization expense	3.7	3.6	3.6
Acquired businesses' s one-time expenses	1.9	-	2.0
Tax adjustment	-	(0.2)	-
Impact of the "Tax Cuts and Jobs Act"	-	(1.3)	-

Income tax impact on one-time items	-	-	(0.4)

Adjusted Net Earnings	$37.0	$33.7	$32.6

Per share data:
Reported Net Earnings:
Net Earnings - Diluted Earnings Per Share	$0.40	$0.42	$0.32
Net Earnings - Basic Earnings Per Share	$0.41	$0.44	$0.34

Per share, After-Tax Impact of Special Items on
Net Earnings - Diluted Earnings Per Share	$0.16	$0.10	$0.18
Net Earnings - Basic Earnings Per Share	$0.17	$0.10	$0.18

Adjusted Net Earnings
Adjusted Net Earnings - Diluted Earnings Per Share	$0.56	$0.52	$0.50
Adjusted Net Earnings - Basic Earnings Per Share	$0.58	$0.54	$0.52

CONTACT:

Mark Lourie
Director, Corporate Communications
Mark.lourie@ii-vi.comwww.ii-vi.com